UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 30, 2015, Baxter International Inc. (the “Company” or “Baxter”) issued a Current Report on Form 8-K in which it disclosed, among other things, that the Company had entered into a Support Agreement (the “Support Agreement”) with Third Point LLC, Third Point Partners, L.P., Third Point Partners Qualified L.P., Third Point Offshore Master Fund L.P., Third Point Reinsurance Co. Ltd., Third Point Advisors LLC, Third Point Advisors II LLC, Daniel S. Loeb and Munib Islam (collectively, “Third Point”). Pursuant to the terms of the Support Agreement, the Company agreed to initiate a court proceeding seeking a determination that an affirmative vote of at least two-thirds of the Company’s shares of common stock would be sufficient under the Company’s amended and restated certificate of incorporation (the “Charter”) to effect an amendment of Article Sixth of the Charter, which currently divides the Company’s Board of Directors (the “Board”) into three classes. The Company has agreed to propose an amendment of the Charter at the Company’s 2016 annual meeting of stockholders (the “Charter Amendment”).

As a result, on October 14, 2015, the Company filed a Verified Application Pursuant to 8 Del. C. § 205 (the “205 Application”) in the Court of Chancery of the State of Delaware, captioned In re Baxter International Inc., C.A. No. 11609-CB (Del. Ch.) (the “205 Action”). The 205 Application seeks an order of the Court validating a resolution of the Board adopted on September 29, 2015, through which the Board resolved to count any stockholder votes on the proposed Charter Amendment on a per share basis, rather than on a per capita basis.

On October 26, 2015, the Court of Chancery held a scheduling conference in the 205 Action. At the scheduling conference, the Court instructed the Company, pursuant to 8 Del. C. § 205(c), to provide notice to Baxter stockholders, via the filing of this Current Report on Form 8-K and via press release, of the 205 Application and the stockholders’ right to intervene in the 205 Action.

A hearing on Baxter’s 205 Application shall be held on January 5, 2016 at 10:00 a.m., in the New Castle County Courthouse, 500 North King Street, Suite 1551, Wilmington, Delaware 19801. Any stockholder who wishes to intervene in the 205 Action may appear in person or by his attorney at the hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than November 18, 2015 such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such person’s objections to any matters before the Court; and (c) the grounds for such objections and the reasons that such person desires to appear and be heard. Such person shall also file with the Court, and serve upon counsel listed below, on or before December 16, 2015, a brief in support of its position, along with documentation evidencing ownership of Baxter stock, as well as all documents or writings such person desires the Court to consider. Such filings shall be served upon the following counsel:

Edward Welch

Jenness Parker

Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square

920 N. King St.

Wilmington, Delaware 19801

and filed with the Register in Chancery, New Castle County Courthouse, 500 North King Street, Suite 1551, Wilmington, Delaware 19801.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2015

BAXTER INTERNATIONAL INC.

/s/ David P. Scharf
By:	David P. Scharf
Corporate Vice President, General Counsel & Corporate Secretary